Item 77H - Deutsche Institutional Funds
Change of Control of Registrant

Below is the person presumed to control
Registrant's series because such person owns more than 25% of a series based on the records of the series.
As of April 2, 2015:

Fund
Name of Person
Ownerships
% of Series
Deutsche
EAFE(r)
Equity
Index Fund
CITY OF LOS
ANGELES TTE
FBO CITY OF LOS
ANGELES
DEFERRED
COMPENSATION
PLAN
C/O GREAT WEST-
RECORDKEEPER
GREENWOOD VLG
CO 80111-5002
65.96%

As of April 2, 2014:

Fund
Name of Person
Ownerships
% of Series
DWS
EAFE(r)
Equity
Index Fund
(now
known as
Deutsche
EAFE(r)
Equity
Index
Fund)
CITY OF LOS
ANGELES TTE
FBO CITY OF LOS
ANGELES
DEFERRED
COMPENSATION
PLAN
C/O GREAT WEST-
RECORDKEEPER
GREENWOOD VLG
CO 80111-5002
60.98%
DWS U.S.
Bond Index
Fund (now
known as
Deutsche
U.S. Bond
Index
Fund)
MLPF&S FOR THE
SOLE BENEFIT OF
ITS CUSTOMERS
ATTN FUND ADM
(XXXXX)
JACKSONVILLE FL
32246-6484
31.52%